EXHIBIT 10.29
STRATEGIC OUTSOURCING, INC. MANAGEMENT BONUS
INCENTIVE PLAN
Philosophy
For the fiscal year ending December 31, 2007, Strategic Outsourcing, Inc. will have a formal management bonus plan (“Bonus Plan”). The philosophy behind the Bonus Plan is simple – to pay for performance by linking, as close as possible, bonus payments to company performance.
Objectives
The Bonus Plan will set the overall objective of the company which ultimately ties to SOI’s bottom line profitability. Attainment of this goal will help the overall company reach its objective of being the best company in this industry.
Mechanics
The goal for purposes of this plan is the company’s EBITDA as defined in the company’s annual budget. If the company’s budgeted EBITDA is exactly achieved, then the individual will receive his/her “target bonus”. If the EBITDA goal is exceeded, the individual will receive more than their target bonus and conversely, will receive less if the budgeted EBITDA target is not achieved.
Team Goal. SOI is a team where no one succeeds if all do not pull their weight. Thus, although the bonus plan is expected to pay for individual performance, the entire team must succeed for everyone to get 100% of his target bonus as described in #1 above. In all cases the Team Goal will be the 2007 budgeted EBITDA of SOI. As SOI achieves its goal, each individual’s bonus will be adjusted by the weighing factors listed below:

Goal Attainment	80%	85%	90%	95%	100%	110%	120% etc

% of Target
Bonus Payment	0%	25%	50%	75%	100%	150%	200% etc
Timetable
February. Each participant and his/her reviewing officer are to review and agree upon the specific target bonus for the year.
Each Quarter. At the end of each quarter, the Chief Financial Officer will have available a year-to-date actual versus plan for each individual based upon actual company EBITDA results.
Year End. Bonuses will be paid at the end of the year. Under unusual circumstances, the individual bonus payment “might be adjusted at the end of the year ” for reasons such as windfalls, inequalities missed, or strategic decisions made by executive management impacting pre-established individual goals.

STRATEGIC OUTSOURCING, INC. MANAGEMENT
INCENTIVE PLAN
NAME: Executive
TITLE: CxO
Reviewing Officer: CEO
Base Salary: $ 300,000 (example) (Bonus will be based on year-end salary)
Target Bonus: $ 180,000
Target Bonus As
% of Salary/Cap: 60%/none
I. Individual Goal = SOI EBITDA – 2007 Budget
     Company Plan for Individual Goal = $23,785,130

Individual Goal Achieved	$19.03	M	$20.22	M	$21.41	M	$22.6	M	$23.79	M	$26.16	M	$28.54	M	etc.
Individual Goal vs. Plan	80%		85%		90%		95%		100%		110%		120%		etc.

Target Bonus %	0		25%		50%		75%		100%		150%		200%		etc.

Target Bonus Payout *	$0	k	$45	k	$90	k	$135	k	$180	k	$270	k	$360	k	etc.
(before Team Goal Adj.)

*	If the actual results are between the listed figures, the bonus payment will be extrapolated on the same ratio as above.

Participant	Reviewing Officer

Date	Date